PZENA INVESTMENT MANAGEMENT, INC.
REPORTS RESULTS FOR THE FIRST QUARTER OF 2016

•	2016 revenue was $25.8 million for the first quarter.

•	2016 GAAP operating income was $10.3 million for the first quarter.

•	2016 GAAP diluted earnings per share was $0.10 for the first quarter. For the same period, non-GAAP diluted earnings per share was $0.09.

•	Declared a quarterly dividend of $0.03 per share.

NEW YORK, NEW YORK, April 19, 2016 - Pzena Investment Management, Inc. (NYSE: PZN) reported the following U.S. Generally Accepted Accounting Principles (GAAP) and non-GAAP basic and diluted net income and earnings per share for the three months ended March 31, 2016 and 2015 (in thousands, except per-share amounts):

	GAAP Basis		Non-GAAP Basis
	For the Three Months Ended		For the Three Months Ended
	March 31,		March 31,
	2016	2015	2016	2015
	(unaudited)

Basic Net Income	$1,622	$1,622	$1,439	$1,606
Basic Earnings Per Share	$0.11	$0.12	$0.09	$0.12

Diluted Net Income	$6,510	$7,927	$6,327	$8,085
Diluted Earnings Per Share	$0.10	$0.12	$0.09	$0.12

The results for the three months ended March 31, 2016 and 2015 include adjustments related to the Company's deferred tax asset, valuation allowance and the associated liability to its selling and converting shareholders. Results for the three months ended March 31, 2015 also include adjustments related to certain non-recurring charges recognized in operating expenses in the first quarter of 2015 associated with our former corporate headquarters. Management believes that these accounting adjustments add a measure of non-operational complexity which obscures the underlying performance of the business. In evaluating the financial condition and results of operations, management also reviews non-GAAP measures of earnings, which exclude these items. Excluding these adjustments, non-GAAP diluted net income and non-GAAP diluted earnings per share were $6.3 million and $0.09, respectively, for the three months ended March 31, 2016, and $8.1 million and $0.12, respectively, for the three months ended March 31, 2015. GAAP and non-GAAP net income for diluted earnings per share generally assume all operating company membership units are converted into Company stock at the beginning of the reporting period, and the resulting change to Company GAAP and non-GAAP net income associated with its increased interest in the operating company is taxed at the Company's effective tax rate, exclusive of the adjustments noted above and other adjustments. When this conversion results in an increase in earnings per share or a decrease in loss per share, diluted net income and diluted earnings per share are assumed to be equal to basic net income and basic earnings per share for the reporting period.

Management uses the non-GAAP measures to assess the strength of the underlying operations of the business. It believes the non-GAAP measures provide information to better analyze the Company's operations between periods and over time. Investors should consider the non-GAAP measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP.

Assets Under Management (unaudited)
($ billions)
	For the Three Months Ended			For the Twelve Months Ended
	March 31,	December 31,	March 31,	March 31,	March 31,
	2016	2015	2015	2016	2015

Institutional Accounts
Assets
Beginning of Period	$14.9	$14.9	$15.6	$15.9	$15.2
Inflows	0.4	0.3	1.1	2.5	3.4
Outflows	(0.7)	(0.9)	(0.9)	(2.8)	(3.0)
Net Flows	(0.3)	(0.6)	0.2	(0.3)	0.4
Market Appreciation/(Depreciation)	(0.1)	0.6	0.1	(1.1)	0.3
End of Period	$14.5	$14.9	$15.9	$14.5	$15.9

Retail Accounts
Assets
Beginning of Period Assets	$11.1	$10.6	$12.1	$12.0	$10.2
Inflows	0.8	0.3	0.4	1.6	2.9
Outflows	(0.3)	(0.4)	(0.4)	(1.5)	(1.7)
Net Flows	0.5	(0.1)	—	0.1	1.2
Market Appreciation/(Depreciation)	—	0.6	(0.1)	(0.5)	0.6
End of Period	$11.6	$11.1	$12.0	$11.6	$12.0

Total
Assets
Beginning of Period	$26.0	$25.5	$27.7	$27.9	$25.4
Inflows	1.2	0.6	1.5	4.1	6.3
Outflows	(1.0)	(1.3)	(1.3)	(4.3)	(4.7)
Net Flows	0.2	(0.7)	0.2	(0.2)	1.6
Market Appreciation/(Depreciation)	(0.1)	1.2	—	(1.6)	0.9
End of Period	$26.1	$26.0	$27.9	$26.1	$27.9

Financial Discussion

Revenue (unaudited)
($ thousands)
	For the Three Months Ended
	March 31,	December 31,	March 31,
	2016	2015	2015

Institutional Accounts	$18,997	$20,270	$20,969
Retail Accounts	6,841	7,402	7,684
Total	$25,838	$27,672	$28,653

Revenue was $25.8 million for the first quarter of 2016, a decrease of 6.6% from $27.7 million for the fourth quarter of 2015, and 9.8% from $28.7 million for the first quarter of 2015.

Included in these amounts were performance fees recognized of $0.1 million for the first quarter of 2016, compared to $0.6 million for the fourth quarter of 2015, and $0.4 million for the first quarter of 2015. In general, performance fees are calculated on an annualized basis over the contract's measurement period, which, for the majority of our performance fee arrangements, extends to three years.

Average assets under management for the first quarter of 2016 were $25.1 billion, a decrease of 4.9% from $26.4 billion for the fourth quarter of 2015, and a decrease of 9.1% from $27.6 billion for the first quarter of 2015. The decreases from the fourth quarter of 2015 and the first quarter of 2015 primarily reflect market depreciation.

The weighted average fee rate was 0.411% for the first quarter of 2016, decreasing from 0.420% for the fourth quarter of 2015, and from 0.415% for the first quarter of 2015.

The weighted average fee rate for institutional accounts was 0.539% for the first quarter of 2016, increasing from 0.532% for the fourth quarter of 2015, and from 0.536% for the first quarter of 2015. The increase from last quarter and the first quarter of last year primarily reflects the addition of assets in certain non-U.S. strategies that generally carry higher fee rates during the first quarter of 2016.

The weighted average fee rate for retail accounts was 0.247% for the first quarter of 2016, decreasing from 0.266% for the fourth quarter of 2015, and from 0.256% for the first quarter of 2015.  The decrease from last quarter and the first quarter of 2015 primarily reflects a decrease in retail performance fees.

Total operating expenses were $15.5 million for the first quarter of 2016, increasing from $14.7 million for the fourth quarter of 2015 and decreasing from $15.7 million for the first quarter of 2015. The increase in operating expenses from the fourth quarter of 2015 primarily reflects an increase in compensation and benefits expense partially offset by a decrease in general and administrative costs during the first quarter of 2016. We recognized non-recurring lease expenses associated with our former corporate headquarters in the first quarter of 2015 of approximately $0.4 million. These expenses are included in general and administrative expenses on a GAAP basis and excluded on a non-GAAP basis. The increase from the first quarter of 2015 is primarily driven by the increase in compensation and headcount as well as the non-recurring lease expenses. Details of operating expenses and a reconciliation of GAAP to non-GAAP operating expenses are shown below:

Operating Expenses (unaudited)
($ thousands)
	For the Three Months Ended
	March 31,	December 31,	March 31,
	2016	2015	2015

Compensation and Benefits Expense	$12,498	$11,008	$12,070
General and Administrative Expense	3,044	3,678	3,603
GAAP Operating Expenses	15,542	14,686	15,673
One-Time Adjustments	—	—	(346)
Non-GAAP Operating Expenses	$15,542	$14,686	$15,327

As of March 31, 2016, employee headcount was 90, up from 88 at December 31, 2015 and from 85 at March 31, 2015.

The operating margin was 39.8% on a GAAP basis for the first quarter of 2016, compared to 46.9% for the fourth quarter of 2015, and 45.3% for the first quarter of 2015. The operating margin was 46.5% on a non-GAAP basis for the first quarter of 2015.

Other (expense)/ income was an expense of approximately $0.7 million for the first quarter of 2016, income of $1.9 million for the fourth quarter of 2015, and an expense of $0.3 million for the first quarter of 2015. Other (expense)/ income includes the gains/ (losses) and other investment income recognized by the Company on its direct investments, as well as those recognized by external investors on their investments in investment partnerships that the Company consolidates. A portion of gains/ (losses) and other investment income associated with the investments of outside interests are offset in net income attributable to non-controlling interests. For the first quarter of 2016, other (expense)/ income also includes an expense of $0.9 million reflecting an increase in the Company's liability to its selling and converting shareholders resulting from an increase in expected future tax benefits described in income tax expense/ (benefit) below. Changes in the liability to selling and converting shareholders associated with changes in the realizability of the deferred tax asset generated income of $1.2 million and an expense $0.2 million in the fourth quarter of 2015 and the first quarter of 2015, respectively. Details of other (expense)/ income, as well as a reconciliation of the related GAAP and non-GAAP measures, are shown below:

Other (Expense)/ Income (unaudited)
($ thousands)
	For the Three Months Ended
	March 31,	December 31,	March 31,
	2016	2015	2015

Net Interest and Dividend Income	$86	$107	$120
Gains/ (Losses) and Other Investment Income	104	579	15
Change in Liability to Selling and Converting Shareholders¹	(878)	1,191	(245)
Other (Expense)	(30)	(22)	(179)
GAAP Other (Expense)/ Income	(718)	1,855	(289)
Change in Liability to Selling and Converting Shareholders¹	878	(1,191)	245
Outside Interests of Investment Partnerships²	5	(57)	60
Non-GAAP Other Income, Net of Outside Interests	$165	$607	$16

1 Reflects the change in the liability to the Company’s selling and converting shareholders associated with the deferred tax asset generated by the Company’s initial public offering and subsequent unit conversions.
2 Represents the non-controlling interest allocation of the loss/ (income) of the Company's consolidated investment partnerships to its external investors.

The Company recognized income tax expenses of $0.2 million for the first quarter of 2016, $2.7 million for the fourth quarter of 2015, and $1.1 million for the first quarter of 2015. Income taxes for the first quarter of 2016 included a $1.1 million income tax benefit associated with a decrease in the valuation allowance recorded against the Company's deferred tax asset related to the basis step ups created by operating company unit exchanges. This adjustment generated $1.1 million in income tax expense and $0.3 million in income tax benefit in the fourth quarter of 2015 and first quarter of 2015, respectively. Details of the income tax expense, as well as a reconciliation of the related GAAP and non-GAAP measures, are shown below:

Income Tax Expense (unaudited)
($ thousands)
	For the Three Months Ended
	March 31,	December 31,	March 31,
	2016	2015	2015

Non-GAAP Corporate Income Tax Expense	$816	$1,098	$886
Non-GAAP Unincorporated and Other Business Tax Expenses	465	554	531
Non-GAAP Income Tax Expense	1,281	1,652	1,417
Change in Valuation Allowance[1]	(1,061)	1,060	(297)
Less: Effects of One-Time Adjustments[2]	—	—	(32)
GAAP Income Tax Expense	$220	$2,712	$1,088

1 Reflects the change in the valuation allowance assessed against the deferred tax asset established as part of the Company's initial public offering and subsequent unit conversions.
2 Reflects the tax effect of non-recurring lease expenses on Corporate Income Tax Expense and Unincorporated and Other
Business Tax Expenses for the first quarter of 2015 of $25 thousand and $7 thousand, respectively, which are excluded from Non-GAAP results.

Details of the net income attributable to non-controlling interests of the Company's operating company and consolidated subsidiaries, as well as a reconciliation of the related GAAP and non-GAAP measures, are shown below:

Non-Controlling Interests (unaudited)
($ thousands)

	For the Three Months Ended
	March 31,	December 31,	March 31,
	2016	2015	2015

Operating Company Allocation	$7,741	$9,859	$10,041
Add Back: Effects of One-Time Adjustments[1]	—	—	278
Non-GAAP Operating Company Allocation	7,741	9,859	10,319
Outside Interests of Investment Partnerships[2]	(5)	57	(60)
Less: Effects of One-Time Adjustments[1]	—	—	(278)
GAAP Net Income Attributable to Non-Controlling Interests	$7,736	$9,916	$9,981

1 Reflects the effects of non-recurring lease expenses on non-controlling interests.
2 Represents the non-controlling interest allocation of the (loss)/ income of the Company's consolidated investment partnerships to its external investors.

On April 14, 2016, the Company's Board of Directors approved a quarterly dividend of $0.03 per share of its Class A common stock to be declared on April 19, 2016. The following dates apply to the dividend:

Record Date: April 29, 2016

Payment Date: May 19, 2016

During the last twelve months, inclusive of the dividend noted above, the Company declared total dividends of $0.41 per share of its Class A common stock.

First Quarter 2016 Earnings Call Information

Pzena Investment Management, Inc. (NYSE: PZN) will hold a conference call to discuss the Company's financial results and outlook at 10:00 a.m. ET, Wednesday, April 20, 2016. The call will be open to the public.

Webcast Instructions: To gain access to the webcast, which will be "listen-only," go to the Events page in the Investor Relations area of the Company's website, www.pzena.com.

Teleconference Instructions: To gain access to the conference call via telephone, U.S./Canada callers should dial 855-319-2215; international callers should dial 336-525-7134. The conference ID number is 90298486.

Replay: The conference call will be available for replay through May 4, 2016, on the web using the information given above.

About Pzena Investment Management

Pzena Investment Management, LLC, the firm's operating company, is a value-oriented investment management firm. Founded in 1995, Pzena Investment Management has built a diverse, global client base. More firm and stock information is posted at www.pzena.com.

Forward-Looking Statements

This press release may contain, in addition to historical information, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Forward-looking statements provide the Company’s current views, expectations, or forecasts of future events and performance, and include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Words or phrases such as “anticipate,” “believe,” “continue,” “ongoing,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking.

Among the factors that could cause actual results to differ from those expressed or implied by a forward-looking statement are those described in the sections entitled “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the Company's Annual Report on Form 10-K, as filed with the SEC on March 14, 2016 and in the Company's Quarterly Reports on Form 10-Q as filed with the SEC. In light of these risks, uncertainties, assumptions, and factors, actual results could differ materially from those expressed or implied in the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this release.

The Company is not under any obligation and does not intend to make publicly available any update or other revisions to any forward-looking statements to reflect circumstances existing after the date of this release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

Contact: Gary Bachman, 212-355-1600 or bachman@pzena.com.

PZENA INVESTMENT MANAGEMENT, INC.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(in thousands)

	As of
	March 31,	December 31,
	2016	2015
	(unaudited)
ASSETS
Cash and Cash Equivalents	$20,470	$35,417
Restricted Cash	3,418	3,552
Due from Broker	205	297
Advisory Fees Receivable	21,305	22,248
Investments	18,302	27,452
Prepaid Expenses and Other Assets	2,810	2,445
Deferred Tax Asset, Net of Valuation Allowance
of $52,908 and $53,968, respectively	15,217	14,995
Property and Equipment, Net of Accumulated
Depreciation of $1,470 and $1,202, respectively	7,713	7,903
TOTAL ASSETS	$89,440	$114,309

LIABILITIES AND EQUITY
Liabilities:
Accounts Payable and Accrued Expenses	$9,856	$7,885
Due to Broker	181	30
Securities Sold Short, at Fair Value	2,555	2,231
Liability to Selling and Converting Shareholders	15,953	15,075
Deferred Compensation Liability	900	2,896
Other Liabilities	823	730
TOTAL LIABILITIES	30,268	28,847

Equity:
Total Pzena Investment Management, Inc.'s Equity	14,596	18,422
Non-Controlling Interests	44,576	67,040
TOTAL EQUITY	59,172	85,462
TOTAL LIABILITIES AND EQUITY	$89,440	$114,309

PZENA INVESTMENT MANAGEMENT, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per-share amounts)

	For the Three Months Ended
	March 31,
	2016	2015

REVENUE	$25,838	$28,653

EXPENSES
Compensation and Benefits Expense	12,498	12,070
General and Administrative Expense	3,044	3,603
TOTAL OPERATING EXPENSES	15,542	15,673
Operating Income	10,296	12,980

Other (Expense)	(718)	(289)

Income Before Taxes	9,578	12,691

Income Tax Expense	220	1,088
Consolidated Net Income	9,358	11,603

Less: Net Income Attributable to Non-Controlling Interests	7,736	9,981

Net Income Attributable to Pzena Investment Management, Inc.	$1,622	$1,622

Earnings per Share - Basic and Diluted Attributable to
Pzena Investment Management, Inc. Common Stockholders:

Net Income for Basic Earnings per Share	$1,622	$1,622
Basic Earnings per Share	$0.11	$0.12
Basic Weighted Average Shares Outstanding	15,192,511	13,057,714

Net Income for Diluted Earnings per Share	$6,510	$7,927
Diluted Earnings per Share	$0.10	$0.12
Diluted Weighted Average Shares Outstanding	68,496,511	67,982,245

PZENA INVESTMENT MANAGEMENT, INC.

UNAUDITED NON-GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per-share amounts)

	Non-GAAP Basis
	For the Three Months Ended
	March 31,
	2016	2015

REVENUE	$25,838	$28,653

EXPENSES
Compensation and Benefits Expense	12,498	12,070
General and Administrative Expense	3,044	3,257
TOTAL OPERATING EXPENSES	15,542	15,327
Operating Income	10,296	13,326

Other Income, Net of Outside Interests	165	16

Income Before Taxes and Operating Company Allocation	10,461	13,342

Unincorporated and Other Business Tax Expenses	465	531
Allocable Income	9,996	12,811

Operating Company Allocation	7,741	10,319
Income Before Corporate Income Taxes	2,255	2,492

Corporate Income Tax Expense	816	886
Non-GAAP Net Income	$1,439	$1,606
Effect of One-Time Adjustments	—	(36)
Tax Receivable Agreement Income, Net of Taxes	183	52
GAAP Net Income	$1,622	$1,622

Earnings Per Share - Basic and Diluted Attributable to
Pzena Investment Management, Inc. Common Stockholders:

Net Income for Basic Earnings per Share	$1,439	$1,606
Basic Earnings per Share	$0.09	$0.12
Basic Weighted Average Shares Outstanding	15,192,511	13,057,714

Net Income for Diluted Earnings per Share	$6,327	$8,085
Diluted Earnings per Share	$0.09	$0.12
Diluted Weighted Average Shares Outstanding	68,496,511	67,982,245